   THIS DEED is made as of the 1st day of March, 1996, by and between OWL'S CREEK GOLF CENTER, INC., a Virginia corporation ("Grantor") and VIRGINIA BEACH FAMILY GOLF CENTERS, INC., a Delaware corporation ("Grantee"), the address of which is 225 Broadhollow Road, Suite 106E, Melville, N.Y. 11747.

                             W I T N E S S E T H:

   That for and in consideration of the sum of Ten Dollars ($10), cash in hand paid, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Grantor hereby grants and conveys, with general warranty and English Covenants of Title, to the Grantee, the following described property ("Property"), to-wit:

                        SEE EXHIBIT A ATTACHED HERETO
                            AND MADE A PART HEREOF

   WITNESS the following duly authorized signature.

                                          OWL'S CREEK GOLF CENTER, INC.

                                          By: /s/ Thomas C. Broyles
                                              ----------------------------
                                          Title: President
                                                 -------------------------

COMMONWEALTH OF VIRGINIA
CITY OF VIRGINIA BEACH, to-wit:

   The foregoing instrument was acknowledged before me this 1st day of March, 1996, by Thomas C. Broyles, as President of Owl's Creek Golf Center, Inc., a Virginia corporation, on its behalf.

                                          /s/ Carol D. Dahlquist
                                          -----------------------------------
                                               Notary Public

My Commission Expires: August 31, 1999





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                                   EXHIBIT A
                                   ---------

All buildings, and all exterior and interior improvements and fixtures, movable and immovable, of every kind and description, all located on, over or under the following described land located in the City of Virginia Beach,
Virginia:

PARCEL I
--------

   All that certain lot, piece or parcel of land being known and designated as 40.899 acres, as shown on that certain plat entitled "Exhibit Plat for Owl's Creek Golf Center, Inc.," which said plat is dated December, 1986 and made by John E. Sirine and Associates, and being further identified as the Eastern portion of parcel 478, being that portion of Parcel 478 located East of the "100' VEPCO Easement, (M.B. 53, P.44)", as shown on that plat recorded in the Clerk's Office of the Circuit Court of the City of Virginia Beach in Map Book 162, page 15, et seq.

   LESS AND EXCEPT that portion of the above described property conveyed to the City of Virginia Beach from Robert H. Braithwaite, Jr., et ux, et al, by Deed of Dedication dated October 1, 1987, duly recorded in the aforesaid Clerk's Office in Deed Book 2687, at page 2199.

PARCEL II
---------

   All that certain tract piece or parcel of land, situate, lying and being in the City of Virginia Beach, Virginia described as follows: BEGINNING at a point in the western right-of-way line of South Birdneck Road, which point is 2,810.76 feet in a northerly direction from the intersection of South Birdneck Road and Bells Road; thence S 60 degrees 11'14"W 413.14 feet to a point; thence S 59 degrees 48'00"W 489.60 feet to a point; thence S 59 degrees 14'43"W 276.28 feet to a point; thence N 28 degrees 16'27"W 100.32 feet to a point; thence N 11 degrees degrees 10'25"W 132.60 feet to a point; thence N 20 degrees 17'20"W 132.50 feet to a point; thence N 44 degrees 17'08"W 131.98 feet to a point; thence N 68 degrees 00'00"W 248.73 feet to a point; thence N 66 degrees 31'35"W 120.05 feet to a point; thence N 49 degrees 46'11"W 139.21 feet to a point; thence N 37 degrees 00'00" 166.39 feet to a point; thence N 61 degrees 43'37"W 115.71 feet to a point; thence N 67 degrees 57'49"W 154.80 feet to a point; thence S 81 degrees 43'37" W
115.71 feet to a point; thence N 67 degrees 57'49"W 184.80 feet to a point; thence S 81 degrees 54'10"W 140.87 feet to a point; thence S 60 degrees 46'06"W 81.77 feet to a point; thence N 17 degrees 59'19"W 84.50 feet to a point; thence N 83 degrees 11'32" E 50.98 feet to a point; thence N 17 degrees 59'19"W 200.21 feet to a point; thence N 83 degrees 39'27"E 2,279.62 feet to a point in the western right-of-way line of South Birdneck Road; thence S 11 degrees 27'19"E 157.11 feet to a point; thence along a curve to the right having a radius of 1,402.50 feet an arc distance of 636.73 feet to the point of Beginning.